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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We do hereby consent to the use of our name and the information regarding our review of the reserves estimates of Forest Oil Corporation ("Forest") in the Reserves section of the Annual Report on Form 10-K of Forest Oil Corporation for the year ended December 31, 2003, and to the incorporation by reference thereof into Forest's Registration Statement on Form S-3 (No. 333-117388).

RYDER SCOTT COMPANY, L.P.
July 28, 2004

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS